SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [ X ]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                     Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X ] Soliciting Material pursuant to Rule 14a-12

                            Ambanc Holding Co., Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X ] No fee required
  [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date Filed:

        Ambanc Holding Co., Inc. Announces Special Stockholder Meeting to
          Adopt Merger Agreement With Hudson River Bank & Trust Company

         Ambanc Holding Co., Inc (NASDAQ: AHCI) ("Ambanc") announced today that a special meeting of its stockholders will be held at the main office of the Company's primary subsidiary, Mohawk Community Bank (the "Bank"), located at 11 Division Street, Amsterdam, New York, on December 10, 2001 at 1:00 p.m., Eastern Time.

         John M. Lisicki, the President and Chief Executive Officer of the Company, said, in making the announcement, "Our stockholders will be asked to adopt a merger agreement which provides for the merger of Ambanc into a subsidiary of Hudson River Bank & Trust Company ("Hudson River"). If the merger is completed, the stockholders will be entitled to receive a cash payment of $21.50 for each share of Ambanc stock that they own."

         Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals from the New York State Banking Department, The Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Ambanc will file definitive proxy materials with the Securities and Exchange Commission ("SEC") which will set forth the complete details of the merger. WE URGE INVESTORS TO CAREFULLY READ THE DEFINITIVE PROXY MATERIALS WHEN FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the Ambanc definitive proxy materials free of charge at the SEC's web site at www.sec.gov. The definitive materials may also be obtained for free by directing a written request to Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010, Attention: Secretary. INVESTORS SHOULD READ THE DEFINITIVE PROXY MATERIALS BEFORE MAKING A DECISION REGARDING THE MERGER.

         Ambanc and its directors and executive officers may be deemed to be "participants" in Ambanc's solicitation of proxies in connection with the proposed merger. Information regarding the participants, including their holdings of Ambanc stock, is contained in Ambanc's annual meeting proxy materials filed with the SEC on April 18, 2001.

         Hudson River Bank & Trust Company, a New York chartered savings bank established in 1850, a subsidiary of Hudson River Bancorp, Inc. (NASDAQ: HRBT), is headquartered in Hudson, New York with 37 full-service branch offices located in Columbia, Rensselaer, Albany, Saratoga, Schenectady, Greene, Warren and Dutchess counties. Hudson River is a diversified and progressive financial services company offering commercial, trust and investment management, brokerage, on-line banking services and insurance products, in addition to its customary banking products. Its primary goal is to enhance shareholder value while maintaining its identity as a community bank.

         Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The Company's primary subsidiary, Mohawk Community Bank, serves customers in fifteen upstate New York offices, located in Montgomery, Fulton, Schenectady, Saratoga, Albany, Chenango and Schoharie counties.

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Ambanc does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.